SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2002

Date of Report (Date of earliest event reported)

VANTAGEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-92367	68-0383530
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer)
incorporation or organization)	Identification No.)

3017 Kilgore Road, Suite 195

Rancho Cordova, California  95670

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (916) 638-4744

                This Form 8-K/A is being filed to amend the current report on Form 8-K of VantageMed Corporation (the “Company”) filed with the Securities and Exchange Commission on February 15, 2002.  The original Form 8-K filing is being amended to include as Exhibit 16.1 the letter of Arthur Andersen LLP (“Andersen”) in response to the disclosures made by the Company in the originally filed Form 8-K.  The letter of Andersen was first delivered to the Company on February 25, 2002.

Item 4.  Changes in Registrant’s Certified Public Accountant.

                On February 8, 2002, Andersen resigned as independent auditors for the Company.  The decision to accept the resignation of Andersen and to seek new accountants was approved by both the Audit Committee of the Company and its Board of Directors.

                Andersen stated that the reason for its resignation was that it was unable to continue to rely on management’s representations on certain issues concerning the financial statements because of a disagreement between Andersen and the Company as to whether certain information concerning the funding of the buyer of the Company’s dental care business had been timely provided to Andersen.  The Company sold its dental business to a third party in its third quarter ended September 30, 2001.  In its third quarter Form 10-Q, the Company had recognized $30,000 of revenue previously deferred and a $391,000 gain in connection with the sale of its dental business which was credited to selling, general and administrative expenses.  The third party purchaser of the Company’s dental business has defaulted under the terms of the sale.  Andersen has advised the Company’s Audit Committee that the third quarter financial statements for the period ending September 30, 2001 should be restated.  In addition, Andersen stated that it believed the Company had a material weakness in internal controls related to the Company’s current lack of a chief financial officer with the appropriate knowledge, experience, and background at a publicly-traded entity.

                The Audit Committee has undertaken to conduct a complete investigation of the issues raised by Andersen and has retained outside counsel to assist it.  That investigation is underway.  The Company has also informed the Securities and Exchange Commission of its efforts.  While the investigation is in the preliminary stages, the Company will announce the results of the review once it is complete.

                The Company provided Andersen with a copy of the disclosures it made in its Form 8-K filing and on February 25, 2002, Andersen furnished the Company with a letter addressed to the Commission responding to the disclosures made by the Company. Andersen’s letter in response to the Company’s disclosures is attached as Exhibit 16.1 to this amended report.

                Andersen’s reports on the financial statements of the Company for the fiscal years ended December 31, 1999 and 2000 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

New Independent Accountants.

                The Company is actively seeking a new independent auditor but thus far has not retained a replacement for Andersen.  The Company has authorized Andersen to respond fully to the inquiries of any successor auditor concerning any of the matters referenced herein.

Item 7.  Exhibits

Exhibit No.	Description

16.1	Letter from Andersen regarding disclosures of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2002	VANTAGEMED CORPORATION

/s/ Joel Harris
Joel Harris
President

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Andersen regarding disclosures of the Company.